EXHIBIT 23(b)

                      ARTHUR ANDERSEN & CO.









            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS







As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (relating to the sale of Savannah Electric and Power Company First Mortgage Bonds and Preferred Stock) of our reports dated February 12, 1993 and February 16, 1994 on the financial statements and schedules of Savannah Electric and Power Company and to all references to our Firm included in this registration statement.

/s/Arthur Andersen & Co.





Atlanta, Georgia
March 1, 1994
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